Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

        We consent to the incorporation by reference in this Registration Statement of Winnebago Industries, Inc. on Form S-8 of our report dated November 21, 2003, appearing in the Annual Report on Form 10-K of Winnebago Industries, Inc. for the year ended August 30, 2003.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
February 27, 2004